Exhibit 12.2

CERTIFICATION

I, Fabiano Maia Pereira, certify that:

1.	I have reviewed this annual report on Form 20-F of CEMIG;

2.	With respect to the period covered by this report and to the best of my knowledge, this report does not contain any untrue statements of a material fact nor omits to state a material fact necessary for the statements to be made, in light of the circumstances under which such statements were made, and are not misleading;

3.	To the best of on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a 15(e) and 15d 15(e)) and financial reporting internal control (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	designed such internal control over financial reporting, or caused such financial reporting internal controls to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	disclosed in this report any change in the Company’s financial reporting internal controls that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the Company’s financial reporting internal controls;

5.	The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of the financial reporting internal controls, to the Company’s auditors and the audit committee of the Company’s Board of Directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting internal controls.

/s/ Fabiano Maia Pereira
Name:	Fabiano Maia Pereira
Title:	Chief Officer for Finance and Investor Relations

Date: November 14, 2016

A signed original of this written statement required by Section 302 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.